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                                                                    EXHIBIT 99.1

[Logo of Pameco Corporation]
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                                                                        NEWS

                                           Contact:  Dixon R. Walker
                                                     Pameco Corporation
                                                     303-568-1201

                                                     Chuck Dohrenwend
                                                     Broadgate Consultants, Inc.
                                                     212-232-2222

For Immediate Release
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                  Acquisition of Pameco Corporation Completed

         Pameco Stockholders Approve Agreement and Plan of Merger with
           Littlejohn Fund II, L.P. and Quilvest American Equity Ltd.
       _________________________________________________________________

GOLDEN, COLORADO, May 29, 2001 - Pameco Corporation (OTCBB: PAMC) announced today that Littlejohn Fund II, L.P. and Quilvest American Equity Ltd. have completed their previously announced acquisition of all of the outstanding shares of Pameco common stock. The transaction was completed after Pameco stockholders today approved an agreement and plan of merger. In the merger, each outstanding share of Pameco common stock was converted into the right to receive $0.45 per share in cash.

     Effective as of the closing of the merger, Pameco common stock no longer trades over-the-counter on the Bulletin Board and Pameco no longer files periodic reports under the Securities Exchange Act of 1934.

     "Pameco has now become a privately held company," said Dixon Walker, Pameco's President and Chief Executive Officer, "allowing all of the efforts of our management to be focused on building business with our customers. We have set our sights on becoming the best national distributor of HVAC & Refrigeration products in the nation, and, with the support and encouragement of our owners, supplier partners and employees we have the resources to achieve this goal."

     Current Pameco stockholders will be notified by SunTrust Bank, the Company's exchange agent, regarding the payment procedures for the merger consideration. For more information, Pameco stockholders should call the SunTrust Bank Stock Transfer Department at 1-800-568-3476.

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About Pameco Corporation
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     Pameco is one of the largest national distributors of HVAC systems and equipment and refrigeration products in the United States, with predecessor corporations dating back to 1931, and has established a leading position in the consolidating distribution segment of the climate control industry. Pameco's products include a complete range of heating, air conditioning and refrigeration ("HVAC/R") equipment, parts and supplies for the light commercial and residential HVAC markets and commercial refrigeration market. The products sold by Pameco are used principally for the repair and replacement of existing HVAC/R and for new construction.

     Note: Additional information about Pameco Corporation is available on Pameco's World Wide Web site on the Internet located at http://www.pameco.com.
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About Littlejohn & Co., LLC
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     Littlejohn & Co., LLC is a private equity firm that makes control equity investments in mid-sized companies that are underperforming their potential or struggling with financial or operating challenges. The firm, based in Greenwich, Connecticut, manages two direct investment funds, one of which is the Littlejohn Fund II, L.P., with committed capital in excess of $700 million. Littlejohn's investors include top-tier state and corporate pension funds, endowments, financial institutions and the firm's own principals.

About Quilvest American Equity Ltd.
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     Quilvest American Equity Ltd. is a private company that makes direct and indirect equity and debt investments in the United States. It is an indirectly held subsidiary of Quilvest SA, a public financial holding company whose shares are listed on the stock exchanges in Paris and Luxembourg.

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